Exhibit 99.1

NEWS RELEASE

CONTACTS:	Investors:
Lisa DeFrancesco
(862) 261-7152

Media:
Charlie Mayr
(862) 261-8030

Actavis Details Strategy for Continued Long-Term Growth

– 2012 Revenue Forecast to be Approximately $5.9 Billion –

– 2012 Non-GAAP EPS Expected to be at the High-end of Previous Forecast –

PARSIPPANY, N.J., Jan. 25, 2013 — Actavis, Inc. (NYSE: ACT), formerly Watson Pharmaceuticals, Inc., today provides an in-depth look into the newly combined company’s global commercial operations, diversified business structure and outlook for continued long-term growth during its fourth annual Investor Meeting in New York.

In conjunction with the meeting, the Company announces 2012 non-GAAP earnings per diluted share are expected to be at the high-end of the previously forecasted range of $5.85 to $5.95, an increase of 25 percent over 2011 full year non-GAAP earnings. The Company expects full year 2012 revenues of approximately $5.9 billion, an increase of 29 percent over 2011.

“2012 was a landmark year for our Company as we continued our evolution into a global specialty pharmaceutical leader,” said Paul Bisaro, President and CEO of Actavis. “Total revenue grew at approximately 29 percent, non-GAAP earnings per share grew an exceptional 25 percent and cash flow from operations was in excess of $600 million.”

“We enter 2013 as the world’s third largest global generic company, with a strong, sustainable financial foundation that is well-positioned for continued long-term growth. With a strengthened global commercial position spanning 62 countries and a commitment to funding R&D at levels sufficient to generate a robust and diversified development pipeline encompassing generics, brands and biosimilars, the new Actavis is positioned to deliver on our promise of double-digit growth in 2013 and beyond.”

Actavis Pharma

Actavis’ global generics business – now known as Actavis Pharma – dramatically expanded its global footprint in 2012, providing the Company with an extensive platform for strong, future organic growth. The business is geographically diverse, with access to areas of high growth within its top 10 markets, including the U.S., UK, Australia, France and Russia. Aside from the U.S., no market makes up more than 10 percent of Actavis Pharma’s 2012 pro forma net revenue.

“2012 was a strong year for both Watson and Actavis globally. On a combined basis, U.S. growth was driven by strong performance of the base business, which was complemented by more than 30 new product launches in the U.S. alone. In Europe, revenue grew more than 20 percent from 2011 to 2012,” said Siggi Olafsson, President, Actavis Pharma. “We also continued to build for the future, with more than 1,500 generic product filings on a pro forma basis. Our combined R&D organization has delivered a world-class portfolio that spans all dosage forms. We are also leaders in PIV filings, with 49 applications that we believe to be first-to-file.”

“Our strategy in 2013 is to drive worldwide growth across our global business. We intend to focus on improving our position in key markets and further expanding our portfolio with a special emphasis on broadening our injectable and OTC businesses outside of the U.S. We are committed to optimizing the potential of our global commercial network,” concluded Olafsson.

Actavis Specialty Brands

Actavis Specialty Brands – the new name for Actavis’ global brands business – saw sustained growth in the last year from the Rapaflo®, Generess® FE and Crinone® franchises, the successful conversion of Androderm® 2.5 and 5 mg to 2.0 and 4 mg strengths and continued progress on biosimilars, including the development of rFSH and the Amgen collaboration products. The business also furthered its commitment to women’s health through the recently announced acquisition of Uteron Pharma SA.

“The acquisition of Uteron offers a compelling strategic fit and provides a vehicle for Actavis Specialty Brands to expand our Women’s Health business worldwide,” said Fred Wilkinson, President, Actavis Specialty Brands. “It expands our pipeline of Women’s Health products, including two potential near-term global commercial opportunities in contraception and infertility, and provides the potential for multiple global product introductions through the latter half of the decade.”

“In addition to the newly acquired Uteron assets, our key project pipeline includes our Progestin contraceptive patch, which has successfully completed Phase III trials and is expected to have a New Drug Application (NDA) submitted to the FDA in early 2013, with a potential launch in late 2014. We filed Esmya® for presurgical anemia in Canada in the second quarter of 2012, with an approval possible in 2013. We plan to re-initiate Phase III trials for long-term uterine sparing in the U.S. during the second quarter of 2013. An NDA submission for the product is expected in 2015, with the potential for approval in 2016. Additionally, our partner, Population Council, continued to make progress on the development of our Vaginal Contraceptive Ring.”

“Through our ongoing collaboration with Amgen, we are also actively pursuing biosimilar versions of four products: Herceptin®, Avastin®, Rituxan/MabThera® and Erbitux®, which are among the fastest-growing medicines worldwide,” added Wilkinson.

Actavis Global Operations

“Actavis’ global operations expanded significantly in 2012, now operating 30 facilities representing a combined manufacturing capacity of approximately 44 billion units,” said Robert Stewart, President, Actavis Global Operations. “Our manufacturing network has enhanced capabilities in modified release solid dosage, semi-solids, transdermals, liquids and injectables.”

“We also made significant progress on several recent initiatives to rationalize our supply chain while maintaining operational excellence, including expected plant closures, sales or restructuring efforts at our locations in Corona, California; Mississauga, Ontario, Canada; and Alathur, India. In the year ahead, we will look to further improve our cost of goods by capturing purchasing synergies and continuing to optimize our global manufacturing network.”

“Additionally, our Anda distribution business had another remarkable year, both in revenue and bottom line contribution. Anda’s highlights in 2012 included opening a new distribution facility in Olive Branch, Mississippi to improve distribution efficiency. Additionally, Anda launched new programs to increase product offerings to include more branded and specialty products. With the addition of branded products and specialty distribution capability, Anda is poised to continue to deliver value for Actavis,” said Stewart.

2013 Financial Outlook

“Actavis is excellently positioned to deliver growth, and generate strong cash flow to support the rapid pay-down of debt,” said R. Todd Joyce, Actavis’ Chief Financial Officer. “We continue to expect $100 million in cost synergy savings in 2013, which are principally comprised of SG&A, R&D and procurement savings on raw materials.”

“Our 2013 forecast assumes a second quarter launch of generic Pulmicort Respules® and includes no additional patent challenges. It also assumes an additional competitor for generic Concerta®. Our forecast also assumes no competition on generic Lidoderm® or generic Adderall® XR until 2014, low single-digit pricing erosion in the U.S., mid single-digit percentage price erosion ex-U.S. and 134 million shares outstanding,” concluded Joyce.

Actavis estimates total net revenue for 2013 will be approximately $8.1 billion, including:

•	Total Actavis Pharma (formerly Global Generics) segment revenue of between $6.3 billion and $6.5 billion.

•	Total Actavis Specialty Brands (formerly Global Brands) segment revenue of between $550 million and $600 million.

•	Total Anda Distribution segment revenue of between $1.0 billion and $1.2 billion.

•	GAAP R&D is expected to be between $550 million and $600 million.

•	GAAP SG&A is expected to be between $1.55 billion and $1.65 billion.

•	Adjusted non-GAAP earnings for 2013 is expected to be between $7.70 and $8.10 per diluted share.

•	Adjusted EBITDA for 2013 is expected to be between $1.87 billion and $1.94 billion.

•	Non-GAAP tax rate is expected to be between 27 percent to 29 percent.

Please refer to the tables at the conclusion of this press release for a reconciliation of non-GAAP items.

Actavis’ January 25, 2013 Investor Day meeting is being webcast live, and can be accessed by logging onto www.actavis.com or the following link: http://www.videonewswire.com/event.asp?id=91366. A replay of the webcast will also be available on Actavis’ Web site.

About Actavis

Actavis, Inc. (NYSE: ACT) is a global, integrated specialty pharmaceutical company focused on developing, manufacturing and distributing generic, brand and biosimilar products. The Company has global and U.S. headquarters in Parsippany, New Jersey, USA, and international headquarters in Zug, Switzerland.

Actavis is the world’s third-largest generics prescription drug manufacturer. Operating as Actavis Pharma, the Company develops, manufactures and markets generic, branded generic, legacy brands and Over-the-Counter (OTC) products in more than 60 countries. The Company is ranked in the top 3 in 12 global markets, the top 5 in 16 global markets, and in the top 10 in 33 global markets. Actavis Pharma also develops and out-licenses generic pharmaceutical products outside the U.S. through its Medis third-party business, the world’s largest generic pharmaceutical out-licensing business. Medis has more than 300 customers globally, and offers a broad portfolio of more than 200 products.

Actavis Specialty Brands is the Company’s global branded specialty pharmaceutical business, which develops and markets a portfolio of approximately 40 products principally in the United States and Canada that are focused in the Urology and Women’s Health therapeutic categories. Actavis Specialty Brands is committed to developing and marketing biosimilars products in Women’s Health, Oncology and other therapeutic categories, and currently has a portfolio of 5 biosimilar products in development.

Actavis Global Operations has more than 30 manufacturing and distribution facilities around the world, with a capacity of approximately 44 billion units annually. Actavis Global Operations also includes Anda, Inc., the fourth-largest U.S. generic pharmaceutical product distributor in the United States.

For press release and other company information, visit Actavis’ Web site at http://www.actavis.com.

Forward-Looking Statement

Statements contained in this press release that refer to Actavis’ estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Actavis’ current perspective of existing trends and information as of the date of this release. For instance, any statements in this press release concerning prospects related to Actavis’ strategic initiatives, product introductions and anticipated financial performance are forward-looking statements. It is important to note that Actavis’ goals and expectations are not predictions of actual performance. Actavis’ performance, at times, will differ from its goals and expectations. Actual results may differ materially from Actavis’ current expectations depending upon a number of factors affecting Actavis’ business. These factors include, among others, the inherent uncertainty associated with financial projections; successful integration of the legacy Actavis acquisition and the ability to recognize the anticipated synergies and benefits of the legacy Actavis acquisition; the difficulty of predicting the timing and outcome of pending patent litigation and risks that an adverse outcome in such litigation could prevent us from selling products and render Actavis liable for substantial damages; the impact of competitive products and pricing; risks related to fluctuations in foreign currency exchange rates; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; market acceptance of and continued demand for Actavis’ products; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with governmental regulations applicable to Actavis’ facilities, products and/or businesses; changes in the laws and regulations, including Medicare, Medicaid, and similar laws in foreign countries affecting, among other things, pricing and reimbursement of pharmaceutical products and the settlement of patent litigation; and such other risks and uncertainties detailed in Actavis’ periodic public filings with the Securities and Exchange Commission, including but not limited to Actavis’ Annual Report on form 10-K for the year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the period ended September 30, 2012 (such periodic public filings having been filed under the “Watson Pharmaceuticals, Inc.” name). Except as expressly required by law, Actavis disclaims any intent or obligation to update these forward-looking statements.

Trademarks noted in this press release are the property of their respective registered owners.

The following table presents a reconciliation of forecasted net income for the twelve months ended December 31, 2013 to non-GAAP net income and non-GAAP earnings per diluted share:

Reconciliation Table - Forecasted Non-GAAP Earnings Per Diluted Share

(Unaudited; in millions except per share amounts)

	Forecast for Twelve Months
	Ending December 31, 2013
	Low	High
GAAP to Non-GAAP net income calculation
GAAP net income	$440	$490
Adjusted for:
Amortization	625	630
Global supply chain initiative	35	35
Acquisition and licensing charges	150	150
Interest accretion on contingent liability	7	7
Non-cash impairment charges
Non-recurring (gains) losses
Income taxes on items above	(222)	(224)

Adjusted Non-GAAP net income	1,035	1,088

Diluted earnings per share
Diluted earnings per share - GAAP	$3.27	$3.65

Diluted earnings per share - Non-GAAP	$7.70	$8.10

Diluted weighted average common shares outstanding	134.4	134.4

The reconciliation table is based in part on management’s estimate of non-GAAP net income for the year ending December 31, 2013. Actavis expects certain known GAAP charges for 2013, as presented in the schedule above. Other GAAP charges that may be excluded from non-GAAP net income are possible, but their amounts are dependent on numerous factors that we currently cannot ascertain with sufficient certainty or are presently unknown. These GAAP charges, such as potential asset impairment charges, are dependent upon future events and valuations that have not yet been performed.

The following table presents a reconciliation of forecasted GAAP net income for the twelve months ended December 31, 2013 to adjusted EBITDA:

Reconciliation Table - Forecasted Adjusted EBITDA

(Unaudited; in millions)

	Forecast for Twelve Months
	Ending December 31, 2013
	Low	High
GAAP net income	$440	$490
Plus:
Interest expense	215	215
Interest income	(1)	(1)
Provision for income taxes	185	200
Depreciation (includes accelerated depreciation)	195	195
Amortization	625	630

EBITDA	1,659	1,729

Adjusted for:
Global supply chain initiative	6	6
Acquisition and licensing charges	150	150
Non-cash impairment charges
Non-recurring (gains) losses
Share-based compensation	55	55

Adjusted EBITDA	$1,870	$1,940

The reconciliation table is based in part on management’s estimate of adjusted EBITDA for the year ended December 31, 2013. Actavis expects certain known GAAP charges for 2013, as presented in the schedule above. Other GAAP charges that may be excluded from adjusted EBITDA are possible, but their amounts are dependent on numerous factors that we currently cannot ascertain with sufficient certainty or are presently unknown. These GAAP charges, such as potential asset impairment charges, are dependent upon future events and valuations that have not yet been performed.